NEWS RELEASE *FOR IMMEDIATE RELEASE*	**Contact:** **Transcontinental Realty Investors, Inc.** **Investors Relations** **(800) 400-6407** **investor.relations@transconrealty-invest.com**

Transcontinental Realty Investors, Inc. Reports First Quarter 2013 Results

DALLAS (May 15, 2013) -- Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2013. TCI announced today that the Company reported a net loss applicable to common shares of $3.4 million or $0.41 per diluted earnings per share, as compared to a net loss applicable to common shares of $4.5 million or $0.53 per diluted earnings per share for the same period ended 2012.

The Company has shown an unwavering commitment to fortify our portfolio and streamline our operational activity; while at the same time maintaining our commitment to creating value. We are pleased that we are seeing improvements in our operations from these endeavors and will continue to adapt to market challenges with an eye on both near term economic challenges and long-term prospects as the real estate market improves.

Our apartment portfolio continues to thrive in the current economic conditions with occupancies averaging over 95%. We continue to work aggressively to attract new tenants and strive for continuous improvement of our properties in order to maintain our existing tenants.

Included in the net loss applicable to common shares of $3.4 million, for the three months ended March 31, 2013, is $5.0 million in depreciation and amortization expense, $2.4 million of amortization of deferred borrowing costs and $4.0 million of prepayment penalties incurred in the process of refinancing several apartment loans at lower interest rates. For the same period ending March 31, 2012, included in the net loss applicable to common shares of $4.5 million is $5.2 million in depreciation and amortization expense, $0.9 million of amortization of deferred borrowing costs and $2.4 million of prepayment penalties incurred in the process of refinancing several apartment loans at lower interest rates.

Rental and other property revenues as well as property operations have remained in line during the three months ended March 31, 2013 as they were in the prior period.

General and administrative expenses were $1.8 million for the three months ended March 31, 2013. This represents a decrease of $0.7 million, as compared to the same period ending March 31, 2012 expenses of $2.5 million. The majority of the change is due to the reduction in corporate professional services in the current period.

Mortgage and loan interest was $10.0 million for the three months ended March 31, 2013. This represents a decrease of $2.5 million, as compared to the same period ending March 31, 2012 interest expense of $12.5 million. This change, by segment, is a decrease in the apartment portfolio of $0.9 million, a decrease in the commercial portfolio of $1.0 million, a decrease in the land portfolio by $0.2 and a decrease in the other portfolio by $0.4 million. Within the apartment portfolio, the same apartment portfolio decreased $0.9 million due to the refinances closed with long term, low interest rates. Within the commercial portfolio, the same properties decreased by $1.0 million primarily due to two commercial loans that were in default status and were accruing default interest and late fees during the prior period. After the settlement with the lenders, the loans have been accruing interest at a lower interest rate with no late fees. The decrease in the land and other segments relates to principal payments made during the periods, thereby requiring less future interest to be paid on debt obligations.

About Transcontinental Realty Investors, Inc.

Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. For more information, visit the Company's website at www.transconrealty-invest.com.

Exhibit 99.1

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended
	2013	2012
	(dollars in thousands, except share and per share amounts)
Revenues:
Rental and other property revenues (including $165 and $167 for the three months ended 2013 and 2012 respectively from related parties)	$27,277	$27,215

Expenses:
Property operating expenses (including $259 and $291 for the three months ended 2013 and 2012 respectively from related parties)	13,319	13,020
Depreciation and amortization	5,021	5,157
General and administrative (including $704 and $666 for the three months ended 2013 and 2012 respectively from related parties)	1,837	2,463
Provision on impairment of notes receivable and real estate assets	-	-
Advisory fee to related party	2,138	2,303
Total operating expenses	22,315	22,943

Operating income	4,962	4,272

Other income (expense):
Interest income (including $2,139 and $3,225 for the three months ended 2013 and 2012 respectively from related parties)	2,176	3,229
Other income (including $0 and $1,500 for the three months ended 2013 and 2012 respectively from related parties)	36	1,611
Mortgage and loan interest (including $487 and $754 for the three months ended 2013 and 2012 respectively from related parties)	(9,987)	(12,477)
Deferred borrowing costs amortization	(2,433)	(896)
Loan charges and prepayment penalties	(3,982)	(2,392)
Earnings (losses) from unconsolidated subsidiaries and investees	8	(73)
Total other expenses	(14,182)	(10,998)
Loss before gain on land sales, non-controlling interest, and taxes	(9,220)	(6,726)
Gain (loss) on land sales	(48)	423
Loss from continuing operations before tax	(9,268)	(6,303)
Income tax benefit	2,195	761
Net loss from continuing operations	(7,073)	(5,542)
Discontinued operations:
Income (loss) from discontinued operations	80	(1,413)
Gain on sale of real estate from discontinued operations	6,190	3,588
Income tax expense from discontinued operations	(2,195)	(761)
Net income from discontinued operations	4,075	1,414
Net loss	(2,998)	(4,128)
Net income attributable to non-controlling interest	(111)	(79)
Net loss attributable to Transcontinental Realty Investors, Inc.	(3,109)	(4,207)
Preferred dividend requirement	(274)	(277)
Net loss applicable to common shares	$(3,383)	$(4,484)

Earnings per share - basic
Loss from continuing operations	$(0.89)	$(0.70)
Income from discontinued operations	0.48	0.17
Net loss applicable to common shares	$(0.41)	$(0.53)

Earnings per share - diluted
Loss from continuing operations	$(0.89)	$(0.70)
Income from discontinued operations	0.48	0.17
Net loss applicable to common shares	$(0.41)	$(0.53)

Weighted average common share used in computing earnings per share	8,413,469	8,413,469
Weighted average common share used in computing diluted earnings per share	8,413,469	8,413,469

Amounts attributable to Transcontinental Realty Investors, Inc.
Loss from continuing operations	$(7,184)	$(5,621)
Income from discontinued operations	4,075	1,414
Net loss	$(3,109)	$(4,207)

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2013	2012
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$948,504	$978,781
Real estate held for sale at cost, net of depreciation ($11,164 for 2013 and $4,658 for 2012)	20,237	18,077
Real estate subject to sales contracts at cost, net of depreciation ($16,688 for 2013 and $16,412 for 2012)	42,874	45,706
Less accumulated depreciation	(139,345)	(145,614)
Total real estate	872,270	896,950
Notes and interest receivable
Performing (including $55,937 in 2013 and $58,007 in 2012 from related parties)	58,750	60,637
Non-performing	737	723
Less allowance for estimated losses (including $2,097 in 2013 and 2012 from related parties)	(2,262)	(2,262)
Total notes and interest receivable	57,225	59,098
Cash and cash equivalents	7,836	16,620
Related party receivables	2,279	-
Investments in unconsolidated subsidiaries and investees	5,415	5,439
Other assets	54,586	67,237
Total assets	$999,611	$1,045,344

Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$712,855	$730,931
Notes related to assets held for sale	18,183	18,915
Notes related to subject to sales contracts	53,838	55,976
Stock-secured notes payable	2,212	2,221
Related party payables	-	10,057
Deferred gain (from sales to related parties)	53,096	53,096
Accounts payable and other liabilities (including $4,261 in 2013 and $4,282 in 2012 to related parties)	29,570	41,019
	869,754	912,215
Shareholders’ equity:
Preferred stock, Series C: $.01 par value, authorized 10,000,000 shares, issued and outstanding 30,000 shares in 2013 and 2012 respectively (liquidation preference $100 per share) Series D: $.01 par value, authorized, issued and outstanding 100,000 shares in 2013 and 2012 respectively	1	1
Common stock, $.01 par value, authorized 10,000,000 shares; issued 8,413,669 shares in 2013 and 2012, and outstanding 8,413,469 shares in 2013 and 2012	84	84
Treasury stock at cost; 200 shares in 2013 and 2012	(2)	(2)
Paid-in capital	272,500	272,774
Retained earnings	(159,668)	(156,559)
Total Transcontinental Realty Investors, Inc. shareholders' equity	112,915	116,298
Non-controlling interest	16,942	16,831
Total equity	129,857	133,129
Total liabilities and equity	$999,611	$1,045,344